UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 8, 2012

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1500 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 529-2522

                                 Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 8, 2012, Catalyst Pharmaceutical Partners, Inc. (the “Company”) issued a press release announcing the top-line results from its Phase II(b) clinical trial evaluating the use of CPP-109 (vigabatrin) to treat cocaine addiction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The study results showed that CPP-109 did not meet the primary endpoint – that a significantly larger proportion of CPP-109-treated subjects than placebo-treated subjects were cocaine free during the last two weeks of the treatment period (weeks 8 and 9). The data also showed that the two key secondary endpoints, a significantly larger increase in cocaine-negative urine samples and a significant decrease in the weekly fraction of use of days in medication-treated subjects during weeks 3-9, were also not met. The trial did not show any unexpected “serious” adverse events.

The Company expects the remaining protocol-specified analyses for other secondary and exploratory clinical endpoints and safety data to be completed during the first half of next year, after all the follow-up clinical data have been received to be able to fully unblind the trial data. Once the Company has received and had an opportunity to analyze the full data set from the trial, it intends to meet with its collaborator on the Phase II(b) trial, the National Institute of Drug Abuse, in order to determine the next steps, if any, in the clinical development program for CPP-109 for cocaine addiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on November 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and CFO

Dated: November 8, 2012

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